SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
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                  Date of Earliest Reported Event: May 20, 1999

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             11-3223672
(State or Other Jurisdiction       (Commission File           IRS Employer
of Incorporation)                   Number)                 Identification No.)

                           1841 Broadway, New York, NY
                    (Address of Principal Executive Offices)

                                  212-333-3355
              (Registrant's Telephone Number, including Area Code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

     During the week ended May 20, 1999, TTR Technologies, Inc. (hereinafter, the "Company") issued $1,000,000 of its 10% Convertible Debentures (the "Debentures") to certain private entities (hereinafter, the "Investors"). The Debentures were issued pursuant to the terms of the Securities Purchase (hereinafter, the "Investment Agreement") which further provides that, subject to the Company's satisfaction of certain conditions, the Investors will purchase an additional $1,000,000 of Debentures no later than five days after the effective date of the Company's registration statement covering the Common Stock into which the Debentures may be converted. The Debentures mature on April 30, 2001.

     By their terms, the Debentures are convertible into shares of the Company's common stock, par value $0.001 per share (hereinafter, the "Common Stock"), at a conversion rate based on the closing trading prices of the Common Stock during certain specified periods, subject to certain minimum conversion rates. In addition, a converting investor will receive upon conversion warrants (the "Warrants") to purchase additional shares of Common Stock equal to one-half (1/2) of the shares of Common Stock issued in conversion of a Debenture, exercisable at a price per share equal to 120% of the conversion rate, subject to certain maximums. The Warrants expire in April 2002.

     The Company also issued warrants to purchase up to 1.2 million shares of Common Stock to an independent consultant in consideration of its consulting services to the Company. These warrants expire in April 2002 and are exercisable at a nominal price per share.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 1999                          TTR TECHNOLOGIES, INC.

                                            By: /s/ Marc D. Tokayer

                                            Marc D. Tokayer
                                            President & Chairman of the Board